    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1996
                                                 REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                                                 FIRST UNION CAPITAL I
                                                FIRST UNION CAPITAL II
       FIRST UNION CORPORATION                  FIRST UNION CAPITAL III
    (Exact name of registrant as           (Exact name of each registrant as
      specified in its charter)           specified in its Trust Agreements)
           NORTH CAROLINA                              DELAWARE
   (State or other jurisdiction of          (State or other jurisdiction of
   incorporation or organization)                    incorporation
                                          or organization of each registrant)
             56-0898180                         EACH TO BE APPLIED FOR
(I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)
                                              C/O FIRST UNION CORPORATION
                                                ONE FIRST UNION CENTER
       ONE FIRST UNION CENTER            CHARLOTTE, NORTH CAROLINA 28288-0013
CHARLOTTE, NORTH CAROLINA 28288-0013                (704) 374-6565
           (704) 374-6565                  (Address, including zip code, and
  (Address, including zip code, and                telephone number,
          telephone number,                  including area code, of each
including area code, of registrant's                 registrant's
    principal executive offices)             principal executive offices)


                          MARION A. COWELL, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                    COPY TO:
                            MITCHELL S. EITEL, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

[CAPTION]

           TITLE OF EACH                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
        CLASS OF SECURITIES               AMOUNT TO BE            OFFERING PRICE              AGGREGATE
         TO BE REGISTERED                  REGISTERED              PER UNIT (1)          OFFERING PRICE (1)
Junior Subordinated Deferrable
 Interest Debentures of First
 Union Corporation (2)                     $ 1,000,000                $25.00                 $1,000,000
Preferred Securities of First Union
 Capital I, First Union Capital II
 and First Union Capital III (3)             40,000                   $25.00                 $1,000,000
First Union Corporation Guarantee
 with respect to Preferred
 Securities (3)(4)                             N/A                      N/A                      N/A
Total                                    $ 1,000,000(5)                100%                 $1,000,000(5)

           TITLE OF EACH
        CLASS OF SECURITIES                 AMOUNT OF
         TO BE REGISTERED             REGISTRATION FEE (1)
Junior Subordinated Deferrable
 Interest Debentures of First
 Union Corporation (2)                        $304
Preferred Securities of First Union
 Capital I, First Union Capital II
 and First Union Capital III (3)               N/A
First Union Corporation Guarantee
 with respect to Preferred
 Securities (3)(4)                             N/A
Total                                         $304

(1) Estimated solely for the purpose of computing the registration fee. The filing fee is to be paid by debiting the account of Center Financial Corporation (CIK number 0000948463) which was previously paid in connection with the filing of preliminary proxy materials in connection with the proposed acquisition of Center Financial Corporation by First Union Corporation.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by First Union Capital I, First Union Capital II and First Union Capital III with the proceeds of the sale of the Preferred Securities.
(3) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of First Union Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of First Union Corporation under the Indenture, the rights of holders of Preferred Securities of First Union Capital I, First Union Capital II and First Union Capital III under the applicable Trust Agreement, the rights of holders of the Preferred Securities under the Guarantee of First Union Corporation, the Expense Agreement entered into by First Union Corporation and certain backup undertakings as described in this Registration Statement.
(4) No separate consideration will be received for the First Union Corporation Guarantee.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the First Union Capital I, First Union Capital II and First Union Capital III Preferred Securities.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(Red herring appears on the left hand side of this page rotated at 90 degrees. Text is as follows.)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

PROSPECTUS SUPPLEMENT (SUBJECT TO COMPLETION, ISSUED NOVEMBER   , 1996)
(TO PROSPECTUS DATED                , 1996)
                              PREFERRED SECURITIES
(First
 Union Logo Here)            FIRST UNION CAPITAL I
                  % CUMULATIVE TRUST PREFERRED CAPITAL SECURITIES,
                                    SERIES A
               (LIQUIDATION AMOUNT $25.00 PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                            FIRST UNION CORPORATION

     THE      % CUMULATIVE TRUST PREFERRED CAPITAL SECURITIES, SERIES A (THE
"SERIES A PREFERRED SECURITIES "), OFFERED HEREBY REPRESENT BENEFICIAL INTERESTS IN FIRST UNION CAPITAL I, A TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE (THE "SERIES A ISSUER "). FIRST UNION CORPORATION, A NORTH CAROLINA CORPORATION (THE

                                                        (CONTINUED ON NEXT PAGE)

     SEE "RISK FACTORS " BEGINNING ON PAGE S-7, FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE SERIES A PREFERRED SECURITIES MAY BE DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

 APPLICATION WILL BE MADE TO LIST THE SERIES A PREFERRED SECURITIES ON THE NEW
  YORK STOCK EXCHANGE. TRADING OF THE SERIES A PREFERRED SECURITIES ON THE NEW YORK STOCK EXCHANGE IS EXPECTED TO COMMENCE WITHIN A THIRTY-DAY PERIOD AFTER THE
                            DATE OF THIS PROSPECTUS
                        SUPPLEMENT. SEE "UNDERWRITING ".

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT
INSURED BY   THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
      PROSPECTUS TO WHICH IT RELATES.           ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

 PRICE $25.00 PER SERIES A PREFERRED SECURITY AND ACCRUED DISTRIBUTIONS, IF ANY

                                                                                  UNDERWRITING COMMISSIONS      PROCEEDS TO THE
                                                          PRICE TO PUBLIC (1)        AND DISCOUNTS (2)       SERIES A ISSUER (3)(4)
PER SERIES A PREFERRED SECURITY.....................               $                        (3)                        $
TOTAL...............................................               $                        (3)                        $

(1) PLUS ACCRUED DISTRIBUTIONS, IF ANY, FROM              , 1996.
(2) THE SERIES A ISSUER AND THE CORPORATION HAVE EACH AGREED TO INDEMNIFY THE SEVERAL UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SEE "UNDERWRITING ".
(3) IN VIEW OF THE FACT THAT THE PROCEEDS OF THE SALE OF THE SERIES A PREFERRED SECURITIES WILL BE INVESTED IN THE SERIES A SUBORDINATED DEBENTURES, THE CORPORATION HAS AGREED TO PAY TO THE UNDERWRITERS AS COMPENSATION ("UNDERWRITERS' COMPENSATION ") FOR THEIR ARRANGING THE INVESTMENT THEREIN
    OF SUCH PROCEEDS $.    PER SERIES A PREFERRED SECURITIES (OR $        IN THE
    AGGREGATE). SEE "UNDERWRITING ".
(4) EXPENSES OF THE OFFERING PAYABLE BY THE CORPORATION ARE ESTIMATED TO BE
    $      .

     THE SERIES A PREFERRED SECURITIES OFFERED HEREBY ARE OFFERED SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SULLIVAN & CROMWELL, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT DELIVERY OF THE SERIES A PREFERRED SECURITIES WILL BE MADE
ON OR ABOUT               , 1996, THROUGH THE BOOK-ENTRY FACILITIES OF THE
DEPOSITORY TRUST COMPANY AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE
FUNDS.

MORGAN STANLEY & CO.                                        GOLDMAN, SACHS & CO.
    INCORPORATED

                     , 1996

(COVER PAGE CONTINUED)

"CORPORATION "), WILL BE THE OWNER OF ALL OF THE BENEFICIAL INTERESTS REPRESENTED BY COMMON SECURITIES OF THE SERIES A ISSUER ("SERIES A COMMON SECURITIES " AND, COLLECTIVELY WITH THE SERIES A PREFERRED SECURITIES, THE "SERIES A SECURITIES "). WILMINGTON TRUST COMPANY IS THE PROPERTY TRUSTEE OF THE SERIES A ISSUER. THE SERIES A ISSUER EXISTS FOR THE SOLE PURPOSE OF ISSUING THE
SERIES A SECURITIES AND INVESTING THE PROCEEDS THEREOF IN      % JUNIOR
SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A (THE "SERIES A SUBORDINATED DEBENTURES "), TO BE ISSUED BY THE CORPORATION. THE SERIES A SUBORDINATED DEBENTURES WILL MATURE ON DECEMBER 31, 2026, WHICH DATE MAY BE (I)
SHORTENED TO A DATE NOT EARLIER THAN               , 2001, OR (II) EXTENDED TO A
DATE NOT LATER THAN DECEMBER 31, 2045, IN EACH CASE IF CERTAIN CONDITIONS ARE MET. THE SERIES A PREFERRED SECURITIES WILL HAVE A PREFERENCE UNDER CERTAIN CIRCUMSTANCES WITH RESPECT TO CASH DISTRIBUTIONS AND AMOUNTS PAYABLE ON LIQUIDATION, REDEMPTION OR OTHERWISE OVER THE SERIES A COMMON SECURITIES. SEE "DESCRIPTION OF PREFERRED SECURITIES -- SUBORDINATION OF COMMON SECURITIES " IN THE ACCOMPANYING PROSPECTUS.

    HOLDERS OF THE SERIES A PREFERRED SECURITIES WILL BE ENTITLED TO RECEIVE PREFERENTIAL CUMULATIVE CASH DISTRIBUTIONS ACCRUING FROM THE DATE OF ORIGINAL ISSUANCE AND PAYABLE QUARTERLY IN ARREARS ON THE LAST DAY OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR, COMMENCING DECEMBER 31, 1996, AT THE ANNUAL
RATE OF      % OF THE LIQUIDATION AMOUNT OF $25.00 PER SERIES A PREFERRED
SECURITIES ("DISTRIBUTIONS "). THE CORPORATION HAS THE RIGHT TO DEFER PAYMENT OF INTEREST ON THE SERIES A SUBORDINATED DEBENTURES AT ANY TIME OR FROM TIME TO TIME FOR A PERIOD NOT EXCEEDING 20 CONSECUTIVE QUARTERS WITH RESPECT TO EACH DEFERRAL PERIOD (EACH, AN "EXTENSION PERIOD "), PROVIDED THAT NO EXTENSION PERIOD MAY EXTEND BEYOND THE STATED MATURITY (AS HEREINAFTER DEFINED) OF THE SERIES A SUBORDINATED DEBENTURES. UPON THE TERMINATION OF ANY SUCH EXTENSION PERIOD AND THE PAYMENT OF ALL AMOUNTS THEN DUE, THE CORPORATION MAY ELECT TO BEGIN A NEW EXTENSION PERIOD SUBJECT TO THE REQUIREMENTS SET FORTH HEREIN. IF INTEREST PAYMENTS ON THE SERIES A SUBORDINATED DEBENTURES ARE SO DEFERRED, DISTRIBUTIONS ON THE SERIES A PREFERRED SECURITIES WILL ALSO BE DEFERRED AND THE CORPORATION WILL NOT BE PERMITTED, SUBJECT TO CERTAIN EXCEPTIONS DESCRIBED HEREIN, TO DECLARE OR PAY ANY CASH DISTRIBUTIONS WITH RESPECT TO THE CORPORATION'S CAPITAL STOCK OR DEBT SECURITIES OF THE CORPORATION THAT RANK PARI PASSU WITH OR JUNIOR TO THE SERIES A SUBORDINATED DEBENTURES. DURING AN EXTENSION PERIOD, INTEREST ON THE SERIES A SUBORDINATED DEBENTURES WILL CONTINUE TO ACCRUE (AND THE AMOUNT OF DISTRIBUTIONS TO WHICH HOLDERS OF THE SERIES A
PREFERRED SECURITIES ARE ENTITLED WILL ACCUMULATE) AT THE RATE OF      % PER
ANNUM, COMPOUNDED QUARTERLY, AND HOLDERS OF THE SERIES A PREFERRED SECURITIES WILL BE REQUIRED TO ACCRUE INTEREST INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. SEE "CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES -- OPTION TO EXTEND INTEREST PAYMENT PERIOD " AND "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES -- INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT ".

    THE CORPORATION HAS, THROUGH THE SERIES A GUARANTEE, THE TRUST AGREEMENT, THE SERIES A SUBORDINATED DEBENTURES, THE INDENTURE AND THE EXPENSE AGREEMENT (EACH AS DEFINED HEREIN), TAKEN TOGETHER, FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED ALL OF THE SERIES A ISSUER'S OBLIGATIONS UNDER THE SERIES A PREFERRED SECURITIES. SEE "RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES -- FULL AND UNCONDITIONAL GUARANTEE " IN THE ACCOMPANYING PROSPECTUS. THE SERIES A GUARANTEE OF THE CORPORATION GUARANTEES THE PAYMENT OF DISTRIBUTIONS AND PAYMENTS ON LIQUIDATION OR REDEMPTION OF THE SERIES A PREFERRED SECURITIES, BUT ONLY IN EACH CASE TO THE EXTENT OF FUNDS HELD BY THE SERIES A ISSUER, AS DESCRIBED HEREIN (THE "SERIES A GUARANTEE "). SEE "DESCRIPTION OF GUARANTEES " IN THE ACCOMPANYING PROSPECTUS. IF THE CORPORATION DOES NOT MAKE INTEREST PAYMENTS ON THE SERIES A SUBORDINATED DEBENTURES HELD BY THE SERIES A ISSUER, THE SERIES A ISSUER WILL HAVE INSUFFICIENT FUNDS TO PAY DISTRIBUTIONS ON THE SERIES A PREFERRED SECURITIES. THE SERIES A GUARANTEE DOES NOT COVER PAYMENT OF DISTRIBUTIONS WHEN THE SERIES A ISSUER DOES NOT HAVE SUFFICIENT FUNDS TO PAY SUCH DISTRIBUTIONS. IN SUCH EVENT, A HOLDER OF THE SERIES A PREFERRED SECURITIES MAY INSTITUTE A LEGAL PROCEEDING DIRECTLY AGAINST THE CORPORATION TO ENFORCE PAYMENT OF SUCH DISTRIBUTIONS TO SUCH HOLDER. SEE "DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES -- ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES " IN THE ACCOMPANYING PROSPECTUS. THE OBLIGATIONS OF THE CORPORATION UNDER THE SERIES A GUARANTEE AND THE SERIES A PREFERRED SECURITIES ARE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR DEBT (AS DEFINED IN "DESCRIPTION OF JUNIOR SUBORDINATED
DEBENTURES -- SUBORDINATION " IN THE ACCOMPANYING PROSPECTUS) OF THE
CORPORATION.

    THE SERIES A PREFERRED SECURITIES ARE SUBJECT TO MANDATORY REDEMPTION, IN WHOLE OR IN PART, UPON REPAYMENT OF THE SERIES A SUBORDINATED DEBENTURES AT MATURITY OR THEIR EARLIER REDEMPTION. THE SERIES A SUBORDINATED DEBENTURES ARE REDEEMABLE PRIOR TO MATURITY AT THE OPTION OF THE CORPORATION (I) ON OR AFTER
              , 2001, IN WHOLE AT ANY TIME OR IN PART FROM TIME TO TIME, OR (II) AT ANY TIME, IN WHOLE (BUT NOT IN PART), UPON THE OCCURRENCE AND CONTINUATION OF A TAX EVENT (AS DEFINED HEREIN), IN EACH CASE AT A REDEMPTION PRICE EQUAL TO THE ACCRUED AND UNPAID INTEREST ON THE SERIES A SUBORDINATED DEBENTURES SO REDEEMED TO THE DATE FIXED FOR REDEMPTION, PLUS 100 PERCENT OF THE PRINCIPAL AMOUNT THEREOF. SEE "CERTAIN TERMS OF THE SERIES A PREFERRED
SECURITIES -- REDEMPTION ".

    THE CORPORATION WILL HAVE THE RIGHT AT ANY TIME TO TERMINATE THE SERIES A ISSUER AND CAUSE THE SERIES A SUBORDINATED DEBENTURES TO BE DISTRIBUTED TO THE HOLDERS OF THE SERIES A PREFERRED SECURITIES IN LIQUIDATION OF THE SERIES A ISSUER. SEE "CERTAIN TERMS OF SERIES A PREFERRED SECURITIES -- LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS ".

(COVER PAGE CONTINUED)

    THE SERIES A SUBORDINATED DEBENTURES ARE UNSECURED AND SUBORDINATED TO ALL SENIOR DEBT OF THE CORPORATION.

    IN THE EVENT OF THE TERMINATION OF THE SERIES A ISSUER, AFTER SATISFACTION OF LIABILITIES TO CREDITORS OF THE SERIES A ISSUER AS REQUIRED BY APPLICABLE LAW, THE HOLDERS OF THE SERIES A PREFERRED SECURITIES WILL BE ENTITLED TO RECEIVE AS A PREFERENCE A LIQUIDATION AMOUNT OF $25.00 PER SERIES A PREFERRED SECURITIES PLUS ACCUMULATED AND UNPAID DISTRIBUTIONS THEREON TO THE DATE OF PAYMENT, WHICH MAY BE IN THE FORM OF A DISTRIBUTION OF SUCH AMOUNT IN SERIES A SUBORDINATED DEBENTURES, SUBJECT TO CERTAIN EXCEPTIONS. SEE "DESCRIPTION OF PREFERRED SECURITIES -- LIQUIDATION DISTRIBUTION UPON TERMINATION " IN THE ACCOMPANYING PROSPECTUS.

    THE SERIES A PREFERRED SECURITIES WILL BE REPRESENTED BY GLOBAL CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC ") OR ITS NOMINEE. BENEFICIAL INTERESTS IN THE SERIES A PREFERRED SECURITIES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY PARTICIPANTS IN DTC. EXCEPT AS DESCRIBED IN THE ACCOMPANYING PROSPECTUS, SERIES A PREFERRED SECURITIES IN CERTIFICATED FORM WILL NOT BE ISSUED IN EXCHANGE FOR THE GLOBAL CERTIFICATES. SEE "BOOK-ENTRY ISSUANCE " IN THE ACCOMPANYING PROSPECTUS.

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUERS OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                                                          PAGE
Summary of the Offering................................................................................................    S-5
Risk Factors...........................................................................................................    S-7
The Series A Issuer....................................................................................................   S-12
The Corporation........................................................................................................   S-13
Recent Developments....................................................................................................   S-17
Consolidated Ratios of Earnings to Fixed Charges.......................................................................   S-19
Use of Proceeds........................................................................................................   S-19
Capitalization.........................................................................................................   S-20
Accounting Treatment...................................................................................................   S-21
Certain Terms of Series A Preferred Securities.........................................................................   S-22
Certain Terms of Series A Subordinated Debentures......................................................................   S-24
Certain Federal Income Tax Consequences................................................................................   S-27
Underwriters...........................................................................................................   S-29
Validity of Securities.................................................................................................   S-30

                                                          PROSPECTUS

Available Information..................................................................................................      4
Incorporation of Certain Documents by Reference........................................................................      4
The Issuers............................................................................................................      5
The Corporation........................................................................................................      6
Use of Proceeds........................................................................................................      6
Description of Junior Subordinated Debentures..........................................................................      6
Description of Preferred Securities....................................................................................     16
Book-Entry Issuance....................................................................................................     25
Description of Guarantees..............................................................................................     27
Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees.......     29
Plan of Distribution...................................................................................................     30
Validity of Securities.................................................................................................     31
Experts................................................................................................................     31

                            SUMMARY OF THE OFFERING

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED HEREIN AND SHOULD BE READ IN CONJUNCTION WITH SUCH INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, SUCH INFORMATION. CAPITALIZED TERMS USED HEREIN HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

GENERAL

     The Series A Preferred Securities represent preferred beneficial interests in the assets of the Series A Issuer and will have a preference under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The sole assets of the Series A Issuer will be the Series A Subordinated Debentures and the right to receive certain reimbursement payments under a related Expense Agreement, and payments under the Series A Subordinated Debentures and such Expense Agreement will be the sole revenue of the Series A Issuer. The Series A Subordinated Debentures are unsecured subordinated debt securities issued under an Indenture between the Corporation and Wilmington Trust Company, as trustee.

DISTRIBUTIONS

     Holders of the Series A Preferred Securities will be entitled to receive as a preference cumulative cash Distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1996, at the per annum rate set forth on the cover page of this Prospectus Supplement to the persons in whose names the Series A Preferred Securities are registered at the close of business on the relevant record dates. See "Certain Terms of Series A Preferred Securities -- Distributions".

     The Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is solely dependent upon the Corporation making payments on the Series A Subordinated Debentures as and when required. See "Risk Factors -- Ranking of Subordinated Obligations Under the Series A Guarantee and the Series A Subordinated Debentures".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Event of Default under the Indenture has occurred or is continuing, the Corporation has the right to defer payments of interest on the Series A Subordinated Debentures at any time or from time to time by extending the interest payment period thereon for Extension Periods of up to 20 consecutive quarters with respect to each deferral period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. If interest payments on the Series A Subordinated Debentures are deferred, Distributions on the Series A Preferred Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities of the Corporation that rank PARI PASSU with or junior to the Series A Subordinated Debentures. During an Extension Period, Distributions on the Series A Preferred Securities will continue to accumulate and Distributions that are in arrears will bear interest on the amount thereof at the per annum rate set forth on the cover page of this Prospectus Supplement (to the extent permitted by applicable law), compounded quarterly, and holders of the Series A Preferred Securities will be required to accrue interest income for United States federal income tax purposes in advance of receipt of cash related to such income. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein.

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Consequences", "Certain Terms of Series A Subordinated
Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

REDEMPTION; TAX EVENT

     The Series A Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at maturity or upon their earlier redemption. The Series A Subordinated Debentures
are redeemable, at the option of the Corporation, (i) on or after           ,
2001, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and continuation of a Tax Event. See "Risk Factors -- Tax Event -- Redemption" and "Certain Terms of Series A Subordinated Debentures -- Redemption".

     See "Risk Factors -- Possible Tax Law Changes Affecting the Series A Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to
cause a redemption of the Series A Preferred Securities prior to           ,
2001.

     No sinking fund will be established for the benefit of the Series A Preferred Securities.

EXCHANGE OF SERIES A PREFERRED SECURITIES FOR SERIES A SUBORDINATED DEBENTURES

     The Corporation has the right to terminate the Series A Issuer at any time and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer. See "Certain Terms of Series A Preferred
Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders".

SHORTENING OR EXTENSION OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

     If certain conditions set forth herein are met, the Stated Maturity of the Series A Subordinated Debentures may be (i) shortened to a date not earlier than
          , 2001, or (ii) extended to a date not later than December 31, 2045. See "Certain Terms of Series A Subordinated Debentures -- General".

THE GUARANTEE

     The payment of Distributions and payments on the liquidation of the Series A Issuer or the redemption of the Series A Preferred Securities are guaranteed by the Corporation to the extent that the Series A Issuer has sufficient funds available therefor. See "Risk Factors -- Rights Under the Series A Guarantee" herein and "Description of Guarantees" in the accompanying Prospectus.

LISTING

     Application will be made to list the Series A Preferred Securities on the NYSE. Trading of the Series A Preferred Securities on the NYSE is expected to commence within a 30-day period after the date of this Prospectus Supplement. See "Underwriting".

USE OF PROCEEDS

     The proceeds to be received by the Series A Issuer from the sale of Series A Preferred Securities will be used to purchase Series A Subordinated Debentures of the Corporation. The Corporation intends that the proceeds of such purchase will be added to its general corporate funds and will be used for general corporate purposes.

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. AS USED HEREIN, (I) THE "INDENTURE" MEANS THE JUNIOR SUBORDINATED INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE CORPORATION AND WILMINGTON TRUST COMPANY, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), AND (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT RELATING TO THE SERIES A ISSUER AMONG THE CORPORATION, AS DEPOSITOR, WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), WILMINGTON TRUST COMPANY, AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND DELAWARE TRUSTEE, THE "ISSUER TRUSTEES"). EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS SUPPLEMENT HAS THE MEANING SET FORTH IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

     Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Series A Guarantee issued by the Corporation for the benefit of the holders of the Series A Preferred Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. The obligations of the Corporation under the Series A Subordinated Debentures are subordinate and junior in right of payment to all such Senior Debt of the Corporation. At September 30, 1996, the aggregate outstanding Senior Debt of the Corporation was $123.3 billion. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "The Corporation". None of the Indenture, the Series A Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees -- Status of the Guarantees" and "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     The ability of the Series A Issuer to pay amounts due on the Series A Preferred Securities is solely dependent upon the Corporation making payments on the Series A Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     So long as no Event of Default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series A Preferred Securities by the Series A Issuer will be deferred (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will accumulate
additional Distributions thereon at the rate of      % per annum, compounded
quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of
  %, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Preferred Securities -- Distributions" and "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period".

     Should an Extension Period occur, a holder of the Series A Preferred Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of the Series A Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sales or Redemption of Series A Preferred Securities".

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments, the market price of the Series A Preferred Securities (which represent preferred beneficial interests in the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT -- REDEMPTION

     Upon the occurrence and continuation of a Tax Event, the Corporation has the right to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Series A Preferred Securities before, as
well as after,                , 2001, provided that the Corporation has
committed to the Federal Reserve Bank of Richmond that it will not exercise such right without the Corporation having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     A "Tax Event" means the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Series A Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     See "Risk Factors -- Possible Tax Law Changes Affecting the Series A Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series A Preferred Securities prior to
               , 2001.

EXCHANGE OF SERIES A PREFERRED SECURITIES FOR SERIES A SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without the Corporation having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. See "Certain Terms of Series A Preferred Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders".

SHORTENING OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to shorten the maturity of
the Series A Subordinated Debentures to a date not earlier than                ,
2001, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without the Corporation having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

EXTENSION OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

     The Corporation will also have the right to extend the maturity of the Series A Subordinated Debentures whether or not the Series A Issuer is terminated and the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities to a date no later than the 49th anniversary of the first Distribution payment date of the Series A Preferred Securities (I.E., December 31, 2045), provided that the Corporation can extend the maturity only if at the time such election is made and at the time of such extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series A Subordinated Debentures, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A Preferred Securities and no deferred Distributions are accumulated, and (iv) the Series A Subordinated Debentures are rated not less than either BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization.

MARKET PRICES

     There can be no assurance as to the market prices for the Series A Preferred Securities or the Series A Subordinated Debentures that may be distributed in exchange for Series A Preferred Securities if a liquidation of the Series A Issuer occurs. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of the Series A Preferred Securities may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby. In addition, because the Corporation has the right (i) to shorten the Stated Maturity of the Series A Subordinated Debentures, or (ii) to extend the maturity of the Series A Subordinated Debentures (subject to the conditions described above), there can be no assurance that the Corporation will not exercise its option to change the maturity of the Series A Subordinated Debentures as permitted by the terms thereof and of the Indenture. Because holders of the Series A Preferred Securities may receive Series A Subordinated Debentures on termination of the Series A Issuer, prospective purchasers of the Series A Preferred Securities are also making an investment decision with respect to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein and in the accompanying Prospectus. See "Certain Terms of the Series A Subordinated Debentures" herein and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES A GUARANTEE

     The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wilmington Trust Company will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. Wilmington Trust Company will also act as Debenture Trustee for the Series A Subordinated Debentures, and as Property Trustee and Delaware Trustee under the Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by the Series A Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series A Preferred Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Preferred Securities in liquidation of the Series A Issuer. The holders of not less than a majority in aggregate Liquidation Amount of the Series A Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and in such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, in the event (i) a Debenture Event of Default shall have occurred and be continuing, and (ii) such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of the Series A Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of the Series A Preferred Securities in the Direct Action. Except as described herein, holders of the Series A Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights of Holders of Preferred Securities", "Description of Junior Subordinated Debentures -- Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of the Series A Preferred Securities, by acceptance thereof, agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of the Series A Preferred Securities generally will have limited voting rights relating only to the modification of the Series A Preferred Securities and the exercise of the Series A Issuer's rights as holder of Series A Subordinated Debentures and the Guarantees. Holders of the Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities (initially, the Corporation) except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of the Series A Preferred Securities to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement" and " -- Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A PREFERRED SECURITIES

     Application will be made to list the Series A Preferred Securities on the NYSE. The Series A Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A holder of the Series A Preferred Securities that disposes of its Series A Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) nevertheless may be required to include accrued but unpaid interest on the Series A Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series A Preferred Securities disposed of. Such holder would recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Sales or Redemption of Series A Preferred Securities".

     As indicated above, application will be made to list the Series A Preferred Securities on the NYSE. If the Series A Preferred Securities are not listed on a national securities exchange or the Nasdaq National Market and the underwriters do not make a market for the securities, the liquidity of the Series A Preferred Securities could be adversely affected.

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES A PREFERRED SECURITIES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill") was released. The Revenue Reconciliation Bill, if enacted into law, would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If either provision were to apply to the Series A Subordinated Debentures, the Corporation would be unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Certain Terms of Series A Subordinated Debentures -- Redemption" in this Prospectus Supplement and "Description of Preferred Securities -- Redemption or Exchange; TAX EVENT REDEMPTION" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes".

                              THE SERIES A ISSUER

     The Series A Issuer is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 6, 1996. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: Wilmington Trust Company, as Property Trustee and Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series A Issuer exists exclusively for the purposes of (i) issuing and selling the Series A Securities, (ii) using the proceeds from the sale of the Series A Securities to acquire the Series A Subordinated Debentures, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Series A Preferred Securities). Accordingly, the Series A Subordinated Debentures and the right to reimbursements under the related Expense Agreement with the Corporation will be the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures and such Expense Agreement will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Corporation. The Series A Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Series A Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Corporation as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Preferred Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire the Series A Common Securities in an aggregate liquidation amount equal to three percent of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. See "The Issuers" in the accompanying Prospectus.

                                THE CORPORATION

GENERAL

     The Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Through its banking subsidiaries, the Corporation provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. The Corporation also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of June 30, 1996, and for the six months then ended, the Corporation reported assets of $139.9 billion, net loans of $91.3 billion, deposits of $91.5 billion, stockholders' equity of $9.3 billion and net income applicable to common stockholders of $675 million, and as of such date the Corporation operated through 2,210 offices in 38 states, Washington, D.C. and four foreign countries. The Corporation is the sixth largest bank holding company in the United States, based on assets at June 30, 1996.

HISTORY AND BUSINESS

     The Corporation was incorporated under the laws of North Carolina in 1967. Pursuant to a corporate reorganization in 1968, First Union National Bank of North Carolina and First Union Mortgage Corporation, a mortgage banking firm acquired by First Union National Bank of North Carolina in 1964, became subsidiaries of the Corporation.

     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, the Corporation has concentrated its efforts on building a large, regional banking organization in what it perceives to be some of the better banking markets in the eastern region of the United States. Since November 1985, the Corporation has completed 68 banking-related acquisitions, and currently has pending four banking-related acquisitions, including the more significant acquisitions (i.e., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table.

                                                                    ASSETS/             CONSIDERATION/
NAME                                        HEADQUARTERS        DEPOSITS (1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
Atlantic Bancorporation...................  Florida              $  3.8 billion   common stock/pooling         November 1985
Northwestern Financial Corporation........  North Carolina          3.0 billion   common stock/pooling         December 1985
First Railroad & Banking Company of         Georgia                 3.7 billion   common stock/pooling         November 1986
  Georgia.................................
Florida National Banks of                   Florida                 7.9 billion   cash and preferred           January 1990
  Florida, Inc............................                                        stock/purchase
Southeast banks...........................  Florida                 9.9 billion   cash, notes and preferred    September 1991
                                                                                  stock/purchase
Resolution Trust Company ("RTC")            Florida, Georgia,       5.3 billion   cash/purchase                1991-1994
  acquisitions............................  Virginia
Dominion Bankshares Corporation...........  Virginia                8.9 billion   common stock and preferred   March 1993
                                                                                  stock/pooling
Georgia Federal Bank, FSB.................  Georgia                 4.0 billion   cash/purchase                June 1993
First American Metro Corp.................  Virginia                4.6 billion   cash/purchase                June 1993
American Savings of Florida, F.S.B........  Florida                 3.3 billion   common stock/purchase        July 1995
First Fidelity Bancorporation ("FFB").....  New Jersey,            35.4 billion   common stock and preferred   January 1996
                                            Pennsylvania                          stock/pooling
Center Financial Corporation ("CFC")......  Connecticut          $  4.0 billion   common stock/purchase        pending

(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represent assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the Federal Deposit Insurance Corporation (the "FDIC").

(2) In addition, the Corporation purchased Lieber & Company ("Lieber"), a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994. Since such assets are not owned by Lieber, they are not reflected on the Corporation's balance sheet. On September 6, 1996, the Corporation agreed to acquire Keystone Investments, Inc. ("Keystone"), a mutual fund advisory company with $12.0 billion under management, including 36 different mutual fund portfolios with approximately 622,000 shareholder accounts, as of June 30, 1996. Consummation of the

    Keystone acquisition remains subject to shareholder and regulatory approvals, as well as other conditions, but is currently anticipated in the fourth quarter of 1996.

     The Corporation is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases negotiations, frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of the Corporation's book value and net income per common share may occur in connection with any future transactions.

     See "Recent Developments -- Certain 1996 Completed and Pending First Union Acquisitions".

SUPERVISION AND REGULATION

     As a bank holding company, the Corporation is subject to regulation under the BHCA and to its examination and reporting requirements. The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to the Corporation. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the applicable statutory and regulatory provisions. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of the Corporation.

     GENERAL. The Corporation is a bank holding company within the meaning of the BHCA and is registered as such with the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The earnings of the Corporation are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the Office of the Comptroller of the Currency (the "OCC"), which is the principal regulator of the Corporation's national bank subsidiaries, and the FDIC, which is the principal federal regulator of the Corporation's state-chartered bank subsidiaries. In addition, there are numerous governmental requirements and regulations which affect the activities of the Corporation.

     PAYMENT OF DIVIDENDS. The Corporation is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of the Corporation's revenues result from amounts paid as dividends to the Corporation by its national bank subsidiaries. The prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.

     In addition to its national bank subsidiaries, the Corporation has two state-chartered bank subsidiaries, each of which is subject to dividend limitations under applicable state laws.

     Under the foregoing dividend restrictions and certain restrictions applicable to certain of the Corporation's nonbanking subsidiaries, as of June 30, 1996, the Corporation's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $792 million to the Corporation. In the first six months of 1996, the Corporation's subsidiaries paid $427 million in cash dividends to the Corporation.

     In addition, the Corporation and its bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a national bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC (the appropriate agency with respect to the Corporation's national bank subsidiaries) and the FDIC (the appropriate agency with respect to the Corporation's state-chartered bank subsidiaries) have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.

     BORROWINGS, ETC. There are also various legal restrictions on the extent to which each of the Corporation and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of the Corporation or such nonbank subsidiaries, to ten percent of the lending bank's capital stock and surplus, and as to the Corporation and all such nonbank subsidiaries in the aggregate, to 20 percent of such lending bank's capital stock and surplus.

     The Federal Deposit Insurance Act, as amended (the "FDIA"), among other things, imposes liability on an institution the deposits of which are insured by the FDIC, such as the Corporation's subsidiary national banks, for certain potential obligations to the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.

     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months' notice, to sell the stock of such stockholder to make good the deficiency. Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, the Corporation may not find itself willing or able to provide it.

     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     CAPITAL ADEQUACY. The minimum guidelines for the ratio of capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock, less certain intangibles ("tier 1 capital" and, together with tier 2 capital, "total capital"). The remainder may consist of subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance ("tier 2 capital"). At June 30, 1996, the Corporation's tier 1 and total capital ratios were 7.11 percent and 11.94 percent, respectively.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. The Corporation's leverage ratio at June 30, 1996, was 5.60 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised the Corporation of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.

     Each of the Corporation's subsidiary national banks is subject to similar capital requirements adopted by the OCC or the FDIC. Each of the Corporation's subsidiary banks had a leverage ratio in excess of 5.22 percent, as of June 30, 1996. As of that date, the federal banking agencies have not advised any of the subsidiary national banks of any specific minimum leverage ratio applicable to it.

     Banking regulators continue to indicate their desire to raise capital requirements applicable to banking organizations, including a proposal to add an interest rate risk component to risk-based capital guidelines.

     PROMPT CORRECTIVE ACTION. The FDIA, among other things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDIA establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

     The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. See " -- CAPITAL ADEQUACY". Under the regulations, a FDIC-insured bank will be (i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and (v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. As of June 30, 1996, all of the Corporation's deposit-taking subsidiary banks had capital levels that qualify them as being "well capitalized" under such regulations.

     The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

     "Significantly undercapitalized" insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator.

     DEPOSITOR PREFERENCE STATUTE. Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

     INTERSTATE BANKING AND BRANCHING LEGISLATION. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorizes interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, beginning June 1, 1997, a bank may merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. The IBBEA further provides that states may enact laws permitting interstate merger transactions prior to June 1, 1997. A bank may establish and operate a DE NOVO branch in a state in which the bank does not maintain a branch if that state expressly permits DE NOVO branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. A bank that has established a branch in a state through DE NOVO branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specified time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or DE NOVO.

     FDIC INSURANCE ASSESSMENTS; DIFA. The FDIC reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000.00 for "well capitalized" banks, effective January 1, 1996. Premiums related to deposits assessed by the Savings Association Insurance Fund ("SAIF"), including savings association deposits acquired by banks, continued to be assessed at a rate of between 23 cents and 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA is expected to reduce the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks to the same levels assessed for deposits insured by BIF. The Corporation currently estimates such reductions in premiums may amount to approximately $35 million pre-tax per year.

     DIFA also provides for a special one-time assessment imposed on deposits insured by the SAIF, including such deposits held by banks, to recapitalize the SAIF to bring the SAIF up to statutory required levels. The Corporation accrued for the one-time assessment in the third quarter of 1996 in the amount of $86 million after tax in connection with the SAIF recapitalization.

     DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of Financing Corporation funding. The Corporation currently estimates assessments may amount to up to $14 million after-tax in 1997 with similar assessments per year through 1999 (or earlier if no savings associations exist prior to December 31, 1999) in connection with such funding.

                              RECENT DEVELOPMENTS

CERTAIN FINANCIAL INFORMATION FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996

     The Corporation's net income applicable to common stockholders were $356 million in the third quarter of 1996, compared with $436 million in the second quarter of 1996 and $376 million in the third quarter a year ago. On a per common share basis, earnings were $1.29, compared with $1.55 in the second quarter of 1996 and $1.36 in the third quarter a year ago. Net income applicable to common stockholders for the third quarter of 1996 include a one-time assessment related to DIFA of $86 million after-tax. Excluding such assessment, the Corporation's operating earnings were $442 million, or $1.60 per common share. All data as of and for periods ended on or prior to December 31, 1995, have been restated to reflect the pooling-of-interests acquisition of FFB on January 1, 1996.

     In the nine months ended September 30, 1996, net income applicable to common stockholders was $1.03 billion, or $3.69 per common share, compared with $1.07 billion, or $3.85 per share, in the first nine months of 1995. Excluding after-tax restructuring charges relating to the FFB acquisition of $181 million incurred in the first quarter of 1996, and the one-time assessment related to DIFA in the third quarter of 1996, operating earnings in the nine months ended September 30, 1996, was $1.30 billion, or $4.65 per share.

     Tax-equivalent net interest income was $1.282 billion, compared with $1.289 billion in the second quarter of 1996 and $1.210 billion in the third quarter of 1995.

     Nonperforming assets were $825 million, or 0.89 percent of loans and foreclosed properties, at September 30, 1996, compared with $836 million, or
0.91 percent, at June 30, 1996, and $818 million, or 0.95 percent, at September 30, 1995. Annualized net charge-offs as a percentage of average net loans were
0.64 percent in the third quarter of 1996, compared with 0.45 percent in the second quarter of 1996 and 0.33 percent in the third quarter of 1995. The loan loss provision was $105 million in the third quarter of 1996, compared with $80 million in the second quarter of 1996 and $60 million in the third quarter of 1995.

     Net loans at September 30, 1996, were $92.5 billion, compared with $91.3 billion at the end of the second quarter of 1996 and $86.2 billion a year ago. Deposits were $91.4 billion at September 30, 1996, compared with $87.4 billion a year ago. Total stockholders' equity was $8.7 billion at September 30, 1996, compared with $8.6 billion a year ago. At September 30, 1996, the Corporation had assets of $133.9 billion.

CERTAIN 1996 COMPLETED AND PENDING ACQUISITIONS

     On January 1, 1996, the Corporation completed the pooling-of-interests acquisition of FFB. Each share of FFB common stock was exchanged for 1.35 shares of the common stock, par value $3.33 1/3 per share ("Corporation Common Stock"), of the Corporation; and each share of the three outstanding series of FFB preferred stock was exchanged for one share of one of the three corresponding new series of Class A Preferred Stock of the Corporation ("Class A Preferred") having substantially identical terms as the related series of FFB preferred stock. Based on the closing price of Corporation Common Stock on the New York Stock Exchange Composite Transactions Tape (the "NYSE Tape") on December 29, 1995 ($55.625), the FFB acquisition was valued at $5.9 billion and represented a purchase price of $75.09 for each share of FFB common stock. Approximately 106.3 million shares of Corporation Common Stock were issued in the FFB acquisition. Two of the three series of Class A Preferred that were issued in the FFB acquisition were redeemed by the Corporation on July 1, 1996, at an aggregate redemption price of $109 million. The third series of the Class A Preferred, which is convertible into shares of the Corporation Common Stock, has been called for redemption and will be redeemed on November 15, 1996.

     At December 31, 1995, FFB had assets of $35.3 billion, net loans of $24.9 billion, deposits of $27.6 billion and net income applicable to common stockholders of $398 million. The Corporation's 1995 Annual Report on Form 10-K includes, as an exhibit, supplemental consolidated financial statements of the Corporation and FFB on a combined basis, and the related notes thereto, and additional financial and other information on a combined basis. Reference is made thereto for such statements and information. See "Available Information" and "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

     In addition to the FFB acquisition, the Corporation has acquired RS Financial Corp. (a savings and loan holding company based in Raleigh, North Carolina, completed January 11, 1996), Brentwood National Bank (based in Brentwood, Tennessee, completed January 31, 1996) and Society First Federal Savings Bank (based in Fort Myers, Florida, completed June 1, 1996). These three acquisitions had combined assets, net loans and deposits of approximately $2.1 billion, $1.4 billion and $1.8 billion, respectively. An aggregate of 2.4 million shares of Corporation Common Stock were issued in the RS Financial Corp. and Brentwood National Bank acquisitions and $164 million in cash was paid in the Society First Federal Savings Bank acquisition. The acquisitions were accounted for as purchases. A number of shares of Corporation Common Stock equal to the number of such shares issued in the two stock-for-stock acquisitions has been repurchased by the Corporation in the open market.

     On July 31, 1996, a subsidiary of the Corporation acquired the railcar leasing business of USL Capital, a member of Ford Motor Company's Financial Services Group, paying $920 million in cash for $957 million of acquired net assets.

     On June 14, 1996, the Corporation entered into an agreement to acquire CFC, a bank holding company based in Waterbury, Connecticut. CFC operates 47 branches in Connecticut and at June 30, 1996, reported $4.0 billion in assets and $2.6 billion in deposits. Under the terms of the agreement, each outstanding share of CFC common stock will be exchanged for a number of shares of Corporation Common Stock equal to the result obtained by dividing $25.44 by the average closing price per share of Corporation Common Stock on the NYSE Tape for the ten trading days immediately prior to the effective date of such acquisition. Based on a price of $25.44 per share of CFC common stock, the purchase price would be approximately $379 million. The acquisition, which will be accounted for as a purchase, is expected to close late in 1996, subject to certain conditions of closing. A number of shares of Corporation Common Stock expected to be issued in the acquisition has been repurchased by the Corporation in the open market.

     On June 16, 1996, the Corporation entered into an agreement to acquire Home Financial Corporation ("HFC"), a savings and loan holding company based in Hollywood, Florida. HFC operates eight branches in southeast Florida and at June 30, 1996, reported $1.2 billion in assets and $888 million in deposits. Under the terms of the agreement, the Corporation will exchange .2233 shares of Corporation Common Stock for each share of HFC common stock, subject to adjustment under certain circumstances. Based on a price of $60.00 per share of Corporation Common Stock and a .2233 exchange ratio, the purchase price would be approximately $336 million. The acquisition, which will be accounted for as a purchase, is expected to close late in 1996, subject to certain conditions of closing. A number of shares of Corporation Common Stock expected to be issued in the acquisition has been repurchased by the Corporation in the open market.

     On September 6, 1996, the Corporation entered into an agreement to acquire Keystone, an investment adviser based in Boston, Massachusetts. Keystone is the investment adviser to the Keystone mutual fund complex, which has 36 mutual funds and $12.0 billion in assets under management, as of June 30, 1996. Under the terms of the agreement, the Corporation will issue 2,912,000 shares of Corporation Common Stock in exchange for all of the issued and outstanding shares of Keystone common stock. The acquisition, which will be accounted for as a pooling of interests, is expected to close late in 1996, subject to certain conditions of closing.

     The Corporation is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases negotiations, frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of the Corporation's book value and net income per common share may occur in connection with any future acquisitions.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Corporation's ratios of earnings to fixed charges for the years and periods indicated:

                                                                        SIX MONTHS
                                                                           ENDED
                                                                         JUNE 30,               YEARS ENDED DECEMBER 31,
                                                                           1996         1995     1994     1993     1992     1991
Consolidated Ratios of Earnings to Fixed Charges
  Excluding interest on deposits....................................        2.23x        2.75     3.55     3.95     2.71     1.80
  Including interest on deposits....................................        1.45x        1.54     1.73     1.70     1.32     1.17
Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock
  Dividends
  Excluding interest on deposits....................................        2.20x        2.67     3.10     3.59     2.43     1.69
  Including interest on deposits....................................        1.45x        1.53     1.67     1.67     1.30     1.15

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs.

                                USE OF PROCEEDS

     All of the proceeds from the sale of Series A Preferred Securities will be invested by the Series A Issuer in Series A Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Series A Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of June 30, 1996 and as adjusted to give effect to the consummation of the offering of the Series A Preferred Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference. Also shown below are certain consolidated regulatory capital ratios of the Corporation and its subsidiaries at June 30, 1996. For additional discussion of regulatory capital requirements applicable to the Corporation, see "The Corporation -- Supervision and Regulation -- CAPITAL".

                                                                                                            JUNE 30, 1996
(DOLLARS IN MILLIONS)                                                                                HISTORICAL      AS ADJUSTED
LONG-TERM DEBT....................................................................................    $  7,807           7,807
MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS (1)..............................          --               1
STOCKHOLDERS' EQUITY
  Preferred stock.................................................................................
     Preferred stock, no par value per share, authorized 10,000,000 shares, none issued...........          --              --
     Class A, no par value per share, authorized 40,000,000 shares
       Series B $2.15 Cumulative Convertible, 2,174,705 issued (2)................................          54              54
       Series D Adjustable Rate Cumulative, 350,000 issued (2)....................................          35              35
       Series F 10.64% Cumulative, 74,130 issued (2)..............................................          74              74
  Common stock, $3.33 1/3 par value; authorized 750,000,000 shares,
     outstanding 280,374,291 shares...............................................................         940             940
  Paid-in capital.................................................................................       2,128           2,128
  Retained earnings...............................................................................       6,231           6,231
  Unrealized loss on debt and equity securities...................................................        (146)           (146)
       Total stockholders' equity.................................................................       9,316           9,316
       Total capitalization.......................................................................    $ 17,123          17,124

                                                                                                           THE        REGULATORY
                                                                                                       CORPORATION     MINIMUM
CONSOLIDATED REGULATORY CAPITAL RATIOS
  Tier 1 capital to risk-adjusted assets (3)........................................................       7.11%         4.00
  Total capital to risk-adjusted assets (4).........................................................      11.94          8.00
  Leverage (5)......................................................................................       5.60%             (6)

(1) As described herein, the sole assets of the Series A Issuer will be $     of
    the Series A Subordinated Debentures, issued by the Corporation to the
    Series A Issuer. The Series A Subordinated Debentures will mature on      ,
    2026, which date may be shortened to a date not earlier than      , 2001, or
    extended to a date not later than December 31, 2045 if certain conditions are met. The Corporation owns all of the Series A Common Securities of the Series A Issuer. It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Exchange Act. See "Accounting Treatment".

(2) The outstanding shares of the Series B Cumulative Convertible Class A Preferred Stock have been called for redemption and will be redeemed on November 15, 1996. The outstanding shares of the Series D Adjustable Rate Cumulative Class A Preferred Stock and the Series F 10.64% Cumulative Class A Preferred Stock were redeemed on July 1, 1996.

(3) Tier 1 capital consists of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock (including the Series A Preferred Securities), less certain intangibles.

(4) Total capital consists of Tier 1 capital and subordinated debt, qualifying preferred stock and a limited amount of the loan loss allowance. At least half of a bank holding company's total capital is to be composed of Tier 1 capital.

(5) The leverage ratio is defined as the ratio of Tier 1 capital divided by adjusted average quarterly assets.

(6) Federal Reserve Board guidelines provide for a minimum leverage ratio of three percent for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies will be required to maintain a leverage ratio of three percent plus an additional amount of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Corporation, and accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Corporation. The Series A Preferred Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Mandatorily Redeemable Preferred Securities of Subsidiary Trusts" or other similar caption which will be classified similar to minority interests and appropriate disclosures about the Series A Preferred Securities, the Series A Guarantee and the Series A Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series A Preferred Securities as an expense in the consolidated statements of income.

     The Corporation has agreed that future financial reports of the Corporation will: (i) present the securities issued by the Trusts on the balance sheet as a separate line item entitled "Mandatorily Redeemable Preferred Securities of Subsidiary Trusts" or other similar caption which will be classified similar to minority interests; (ii) include in a footnote to the consolidated financial statements disclosure that the sole assets of the Trusts are the Junior Subordinated Deferrable Interest Debentures (specifying as to each Trust the principal amount, interest rate and maturity date of the Junior Subordinated Deferrable Interest Debentures held) and whether Staff Accounting Bulletin 53 treatment is sought; (iii) include, in an audited footnote to the consolidated financial statements, disclosure that (a) the Trusts are wholly-owned; (b) the sole assets of the Trusts are the Junior Subordinated Deferrable Interest Debentures (specifying as to each Trust the principal amount, interest rate and maturity date of the Junior Subordinated Deferrable Interest Debentures held); and (c) the obligations of the Corporation under the documents, in the aggregate, constitute a full and unconditional guarantee by the Corporation of the Trusts' obligations under the Preferred Securities issued by each Trust.

                 CERTAIN TERMS OF SERIES A PREFERRED SECURITIES

GENERAL

     The following summary of certain terms and provisions of the Series A Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities", to which description reference is hereby made. This summary of certain terms and provisions of the Series A Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

DISTRIBUTIONS

     The Series A Preferred Securities represent beneficial interests in the Series A Issuer, and Distributions on each Series A Preferred Security will be
payable as a preference at the annual rate of    % of the stated Liquidation
Amount of $25.00, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, to the holders of the Series A Preferred Securities on the relevant record dates. The record dates will be, for so long as the Series A Preferred Securities remain in book-entry form, one Business Day prior to the relevant Distribution payment date and, in the event the Series A Preferred Securities are not in book-entry form, the 15th day of the month in which the relevant Distribution payment date occurs. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series A Preferred Securities will be December 31, 1996. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series A Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same effect as if made on the date such payment was originally payable. See "Description of Preferred
Securities -- Distributions" in the accompanying Prospectus.

     So long as no Event of Default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Series A Preferred Securities will be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A Preferred Securities are entitled
will accumulate additional Distributions thereon at the rate per annum of    %
thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in Corporation Common Stock, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     The Corporation has no current plan to exercise its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption preference, with respect to the Series A Preferred Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Preferred Securities -- Redemption or Exchange" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series A Subordinated Debentures, see "Certain Terms of Series A Subordinated Debentures -- General" and " -- Redemption".

LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS

     The Corporation will have the right at any time to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Series A Issuer is treated not as an association taxable as a corporation, a distribution of the Series A Subordinated Debentures should not be a taxable event to holders of the Series A Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series A Preferred Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series A Subordinated Debentures to Holders of Series A Preferred Securities". If the Corporation elects neither to redeem the Series A Subordinated Debentures prior to maturity nor to terminate the Series A Issuer and distribute the Series A Subordinated Debentures to holders of the Series A Preferred Securities in a liquidation of the Series A Issuer, the Series A Preferred Securities will remain outstanding until the repayment of the Series A Subordinated Debentures.

     If the Corporation elects to terminate the Series A Issuer and thereby causes the Series A Subordinated Debentures to be distributed to holders of the Series A Preferred Securities in liquidation of the Series A Issuer, the Corporation shall continue to have the right to shorten or extend the maturity of such Series A Subordinated Debentures, subject to certain conditions as described under "Certain Terms of Series A Subordinated Debentures -- General".

LIQUIDATION VALUE

     The preference payable on the Series A Preferred Securities in the event of any liquidation of the Series A Issuer is $25.00 per Series A Preferred Securities plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES A PREFERRED SECURITIES

     The Series A Preferred Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security shall be exchangeable for Series A Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A Preferred Securities are issued in definitive form, such Series A Preferred Securities will be in denominations of $25.00 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Preferred Securities represented by a global security will be made to DTC, as the depositary for the Series A Preferred Securities. In the event Series A Preferred Securities are issued in definitive form, the Redemption Price and Distributions will be payable, the transfer of the Series A Preferred Securities will be registrable, and Series A Preferred Securities will be exchangeable for Series A Preferred Securities of other denominations of a like aggregate principal amount, at the corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

GENERAL

     The following summary of certain terms and provisions of the Series A Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Concurrently with the issuance of the Series A Preferred Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A
Subordinated Debentures will bear interest payable, at the annual rate of    %
of the principal amount thereof, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1996, to the person in whose name each Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, each Series A Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of
   % thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Series A Subordinated Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Series A Subordinated Debentures will mature on December 31, 2026 (such date, as it may be shortened or extended as hereinafter described, the "Stated Maturity"). Such date may be shortened at any time by the Corporation to any date not earlier than
            , 2001, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. Such date may also be extended at any time at the election of the Corporation for one or more periods, but in no event to a date later than December 31, 2045, provided that at the time such election is made and at the time of extension (i) the Corporation is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Corporation is not in default in the payment of any interest or principal on the Series A Subordinated Debentures, (iii) the Series A Issuer is not in arrears on payments of Distributions on the Series A Preferred

Securities and no deferred Distributions are accumulated, and (iv) the Series A Subordinated Debentures are rated not less than either BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc. or the equivalent by any other nationally recognized statistical rating organization. In the event the Corporation elects to shorten or extend the Stated Maturity of the Series A Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening or extension to the holders of the Series A Subordinated Debentures no more than 30 and no less than 60 days prior to the effectiveness thereof.

     The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Event of Default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture at any time during the term of the Series A Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Preferred Securities. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual
rate of    %, compounded quarterly, to the extent permitted by applicable law).
During an Extension Period, interest will continue to accrue and holders of Series A Subordinated Debentures (or holders of Series A Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount".

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series A Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Series A Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A Preferred Securities would have been payable except for the election to begin such Extension Period or, (ii) the date the Administrative Trustees are required to give notice to the NYSE, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Series A Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

     If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series A Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

     Subject to the Corporation having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board, the Series A Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or
after             , 2001, in whole at any time or in part from time to time, or
(ii) at any time in whole (but not in part), upon the occurrence and continuation of a Tax Event, in each case at a redemption price equal to the accrued and unpaid interest on the Series A Subordinated Debentures so redeemed to the date fixed for redemption, plus 100 percent of the principal amount thereof, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. See "Description of Junior Subordinated Debentures -- Redemption" in the accompanying Prospectus.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

     As described under "Certain Terms of Series A Preferred
Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series A Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Preferred Securities in liquidation, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Preferred Securities. If the Series A Subordinated Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of the Series A Issuer, the Corporation will use its best efforts to list the Series A Subordinated Debentures on the NYSE or such other stock exchanges, if any, on which the Series A Preferred Securities are then listed. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Preferred Securities.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES

     The Series A Subordinated Debentures will be represented by global securities registered in the name of DTC or its nominee. Beneficial interests in the Series A Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series A Subordinated Debentures in certificated form will not be issued in exchange for the global securities. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series A Subordinated Debentures are issued in definitive form, such Series A Subordinated Debentures will be in denominations of $25.00 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series A Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable, and Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each calendar quarter. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A Preferred Securities. This summary only addresses the tax consequences to a person that acquires Series A Preferred Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or Washington, D.C., or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A Preferred Securities, nor does it address the tax consequences to (i) persons that are not United States Persons,
(ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A Preferred Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar, or (v) persons that do not hold Series A Preferred Securities as capital assets.

     The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Series A Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A Preferred Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series A Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series A Preferred Securities. See " -- Possible Tax Law Changes". The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A Preferred Securities may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A ISSUER

     In the opinion of Sullivan & Cromwell, under current law the Series A Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Series A Preferred Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount". No amount included in income with respect to the Series A Preferred Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series A Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance, and accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series A Subordinated Debentures in accordance with such holder's method of tax accounting.

     Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Series A Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Series A Subordinated Debentures would thereafter be treated as OID as long as the Series A Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series A Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service the ("IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the Series A Preferred Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series A Preferred Securities.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A PREFERRED SECURITIES

     Under current law, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described herein under "Certain Terms of Series A Preferred Securities -- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly his PRO RATA share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A Preferred Securities before such distribution. A Securityholder will accrue interest in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described above under " -- Interest Income and Original Issue Discount".

SALES OR REDEMPTION OF SERIES A PREFERRED SECURITIES

     A Securityholder that sells Series A Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A Preferred Securities and the amount realized on the sale of such Series A Preferred Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series A Subordinated Debentures, and the Series A Subordinated Debentures are not considered issued with OID, a Securityholder's adjusted tax basis in the Series A Preferred Securities generally will be its initial purchase price. If the Series A Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment, a Securityholder's tax basis in the Series A Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Series A Preferred Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such Securityholder's PRO RATA share of the Series A Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series A Preferred Securities have been held for more than one year.

     Should the Corporation exercise its option to defer any payment of interest on the Series A Subordinated Debentures, the Series A Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Series A Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures to the date of disposition and to add such amount to its adjusted tax basis in its PRO RATA share of the underlying Series A Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of OID accrued on the Series A Preferred Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31 percent will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     It is anticipated that income on the Series A Preferred Securities will be reported to holders on Form 1099 and mailed to holders of the Series A Preferred Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     As discussed above, the Revenue Reconciliation Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series A Subordinated Debentures, the Corporation would be unable to deduct interest on the Series A Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, presumably including the Revenue Reconciliation Bill, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Preferred Securities -- Redemption or Exchange; TAX EVENT REDEMPTION" or ";DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES" in the accompanying Prospectus. Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Series A Preferred Securities.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof, each of the Underwriters named below, for whom Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. are acting as representatives (the "Representatives"), has severally agreed to purchase, and the Series A Issuer has agreed to sell to each of the Underwriters, severally the respective number of the Series A Preferred Securities set forth opposite its name below:

                                                                                            NUMBER
                                                                                         OF SERIES A
                                   UNDERWRITER                                       PREFERRED SECURITIES
Morgan Stanley & Company Incorporated.............................................
Goldman, Sachs & Co...............................................................

  Total...........................................................................

     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Series A Preferred Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all of the Series A Preferred Securities if any are taken.

     The Underwriters initially propose to offer the Series A Preferred Securities directly to the public at the price to public set forth on the cover page of this Prospectus Supplement, and all or part to certain dealers at a price that represents a concession not in excess of $. per Series A Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $. per Series A Preferred Security to certain other dealers. After the initial public offering, the offering price and other selling terms may be varied by the Representatives.

     In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay to the Underwriters, as compensation for their
services, an amount of $.   per Series A Preferred Security (or $       in the
aggregate); provided that such compensation shall be $. per Series A Preferred Security sold to certain institutions.

     Prior to this offering, there has been no public market for the Series A Preferred Securities. Application will be made to list the Series A Preferred Securities on the NYSE. Listing is contingent upon meeting the requirements of the NYSE, including those relating to distribution. In order to meet one such requirement, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the NYSE is expected to commence within a 30-day period after the date of this Prospectus Supplement. The Underwriters have advised the Corporation that they intend to make a market in the Series A Preferred Securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Securities.

     The Corporation and the Series A Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the enforceability of the Trust Agreement and the creation of the Series A Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Series A Issuer. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Corporation by Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Corporation, and for the Underwriters by Sullivan & Cromwell, New York, New York. Mr. Cowell and Sullivan & Cromwell each will rely upon the opinion of Richards, Layton & Finger as to matters of Delaware law; Sullivan & Cromwell will rely upon the opinion of Mr. Cowell as to matters of North Carolina law; and Mr. Cowell will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. Mr. Cowell is a stockholder of the Corporation and holds options to purchase additional shares of the Corporation's Common Stock. Sullivan & Cromwell regularly perform legal services for the Corporation and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of capital stock of the Corporation.

(Red herring appears on the left hand side of this page rotated at 90 degrees. Text is as follows.)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER   , 1996
                              $

                            FIRST UNION CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

                             FIRST UNION CAPITAL I
                             FIRST UNION CAPITAL II
                            FIRST UNION CAPITAL III
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY
                            FIRST UNION CORPORATION

     First Union Corporation, a North Carolina corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date".

     First Union Capital I, First Union Capital II and First Union Capital III, each a trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in such Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under

                                                        (CONTINUED ON NEXT PAGE)

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
          OTHER                              GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY   REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

            The date of this Prospectus is                   , 1996.

(COVER PAGE CONTINUED)

each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures and the right to reimbursements under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination".

     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or to pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank PARI PASSU with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred
Securities -- Distributions".

     Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee".

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which
this Prospectus forms a part shall not exceed $               . Certain specific
terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (ii) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures and Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the

Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUERS OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE TO WHICH THEY RELATE, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 1-10000) pursuant to Section 13(a) or 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, and June 30, 1996;

     3. The Corporation's Current Reports on Form 8-K dated January 10, February 9, August 20, September 6 and October 16, 1996.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in the applicable Prospectus Supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, First Union Corporation, Two First Union Center, Charlotte, North Carolina 28288-0206, telephone number (704) 374-6782.

                                  THE ISSUERS

     Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as sponsor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists exclusively for the purposes of (i) issuing and selling its Trust Securities,
(ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and such Expense Agreement will be the sole revenue of each Issuer.

     All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred
Securities -- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate liquidation amount equal to not less than three percent of the total capital of each Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each initially appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer (collectively, the "Issuer Trustees") will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee"), Wilmington Trust Company, as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation. Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Related Preferred Securities if a Debenture Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

     Unless otherwise indicated in the applicable Prospectus Supplement, the principal executive office of each Issuer is in care of First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013, Attention:
Secretary, and its telephone number is (704) 374-6565.

                                THE CORPORATION

     The Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its banking subsidiaries, the Corporation provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. The Corporation also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries.

     Financial and other information relating to the Corporation, including information relating to the Corporation's directors and executive officers, is set forth in the Corporation's 1995 Annual Report on Form 10-K, 1996 First and Second Quarter Reports on Form 10-Q, 1996 Annual Meeting Proxy Statement and 1996 Current Reports on Form 8-K, copies of which may be obtained from the Corporation as indicated under "Available Information".

     The principal executive offices of the Corporation are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is
(704) 374-6565.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term bank indebtedness, redemption of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering will be set forth in the Prospectus Supplement pertaining to such offering.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Except as otherwise provided in the applicable Prospectus Supplement, each series of Junior Subordinated Debentures will rank PARI PASSU with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See " -- Subordination". The Corporation is a holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The payment by the Corporation's bank subsidiaries, in particular, are subject to restrictions under federal (and, in the case of state-chartered banks, state) law. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including the Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise. See
" -- Subordination" and the Prospectus Supplement relating to any offering of Securities.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (i) the title of the Junior Subordinated Debentures; (ii) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (iii) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (iv) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under " -- Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under " -- Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (vi) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (vii) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25.00 and any integral multiple thereof; (ix) if other than in United States dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (x) any additions, modifications or deletions in the Events of Default or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (xv) subject to the terms described under " -- Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities, and in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (xvi) the appointment of any Paying Agent or Agents; (xvii) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (xviii) the form of Trust Agreement and Guarantee Agreement, if applicable; (xix) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (xx) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and on payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture
(i) will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, (ii) will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form, and (iii) will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects the Depositary for a series of Junior Subordinated Debentures or its nominee, on receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures, and in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25.00 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable Prospectus Supplement, the Corporation shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, PROVIDED that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25.00 may be redeemed in part but only in integral multiples of $25.00. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, the Corporation may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100 percent of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. "Debenture Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series, and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities, or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; PROVIDED, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, PROVIDED that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25 percent in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25 percent in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation preference of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If (i) a Debenture Event of Default has occurred and is continuing and (ii) such event is attributable to the failure of the Corporation to pay interest or principal on the related Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation has the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

     The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person will consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or Washington, D.C., and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     The Indenture provides that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all Other Financial Obligations (as hereinafter defined) of the Corporation; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Other Financial Obligations" means all obligations of the Corporation to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (a) obligations on account of Senior Indebtedness, and (b) obligations on account of indebtedness for money borrowed ranking PARI PASSU with or subordinate to the Subordinated Debt Securities.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; PROVIDED, HOWEVER, that Senior Debt shall not be deemed to include
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, and (iv) any other debt securities issued pursuant to the Indenture. Senior Debt includes, without limitation, Debt issued (i) under the indenture, dated as of April 1, 1983, and amended thereafter, between the Corporation and Chemical Bank, as trustee, and (ii) except to the extent otherwise provided with respect to any series of debt securities issued after the date hereof, under the indenture, dated as of March 15, 1986, and amended thereafter, between the Corporation and Harris Trust and Savings Bank, as trustee.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and, unless otherwise specified in the applicable Prospectus Supplement, will rank PARI PASSU with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under " -- Modification of Indenture" and " -- Debenture Events of Default", unless otherwise provided in the Prospectus Supplement for such Related Preferred Securities.

     Unless otherwise provided in the applicable Prospectus Supplement, if a Tax Event (as defined below), in respect of an Issuer of Related Preferred Securities shall occur and be continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100 percent of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

     The Corporation will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing, and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities -- Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100 percent ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board, and (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer may issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The Preferred Securities of an Issuer will rank PARI PASSU, and payments thereon will be made PRO RATA, with the Common Securities of that Issuer except as described under " -- Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     Each Issuer's Preferred Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of the Corporation's stockholders' rights plan or any successor to such plan, or the issuance of rights, stock or other property under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction).

     The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures". If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance". In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated
Debentures -- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the related Preferred Securities and the Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event (as defined below), or (iii) as may be otherwise specified in the applicable Prospectus Supplement, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise any such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. The Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     TAX EVENT REDEMPTION. If a Tax Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event. In the event a Tax Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities or to terminate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

     As used in this Prospectus Supplement:

          "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

          "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

          "Liquidation Amount" means the stated amount of $25.00 per Trust Security.

          "Tax Event" means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand and available for the payment of such Redemption Price. See also
" -- Subordination of Common Securities".

     If an Issuer gives a notice of redemption in respect of its Preferred Securities, then by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; PROVIDED, HOWEVER, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the outstanding Preferred Securities and Common Securities of an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated PRO RATA to the outstanding Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25.00 or an integral multiple of $25.00 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25.00. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption, and in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the

Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Preferred Securities and Common Securities; PROVIDED, HOWEVER, that if, on any Distribution Date or Redemption Date, a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any Event of Default resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of:

          (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;

          (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the Corporation, as Depositor);

          (iii) redemption of all of the Issuer's Preferred Securities as described under " -- Redemption or Exchange; MANDATORY REDEMPTION"; and

          (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a PRO RATA basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated
     Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
     (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25 percent in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See " -- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities, or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100 percent in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; PROVIDED, HOWEVER, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based on Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waiveable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Corporation so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Corporation, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25.00 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing under the applicable Trust Agreement and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in such Trust Agreement or is unsure of the application of any provision of such Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of

Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered.

The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time; or (iii) upon a voluntary or involuntary termination, winding-up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities on liquidation of such Issuer. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See " -- Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations with respect to the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee".

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

     Each Guarantee will rank PARI PASSU with any other Guarantee issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the related Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of an event of default under any Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after an event of default under such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such related Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to an Agreement as to Expenses and Liabilities entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the relevant Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of such Issuer to pay to the holders of any Preferred Securities or other similar interests in such Issuer of the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation for enforcement of payment of such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF ISSUERS

     Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell all or a portion of its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Corporation, and certain matters of Delaware law will be passed upon for the Corporation and the Issuers by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuers. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely upon the opinion of Richards, Layton & Finger as to matters of Delaware law and the opinion of Mr. Cowell as to matters of North Carolina law.

                                    EXPERTS

     The Corporation's consolidated balance sheets as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, included in the Corporation's 1995 Supplemental Annual Report to Stockholders, which is incorporated by reference in the Corporation's 1995 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering the Corporation's consolidated financial statements refers to a change in the method of accounting for investments.

                             (First Union Logo Goes Here)

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee......................................................................................................   $304
Blue Sky fees and expenses (including counsel fees)...................................................................    *
Fees of rating agencies...............................................................................................    *
Trustees' fees and expenses...........................................................................................    *
Printing and engraving................................................................................................    *
Accounting fees and expenses..........................................................................................    *
Legal fees and expenses...............................................................................................    *
Listing fees and expenses.............................................................................................    *
Miscellaneous.........................................................................................................    *
     Total............................................................................................................   $*

* To be supplied in an amendment to this Registration Statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in defense of a proceeding to which he or she is a party because of their status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not so indemnify. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

     The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liabilities arising out of their status as such, excluding any liability relating to activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the Corporation. The Corporation's Articles provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.

     The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy. Reference is made to the Underwriting Agreement which is filed as Exhibit 1 to this Registration Statement.

     Under the Amended and Restated Trust Agreements (Exhibits 4(h), 4(i) and 4(j) to this Registration Statement), the Corporation will agree to indemnify each of the Trustees of the Issuer and any predecessor Trustees, and to hold such Trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of such Trust Agreements, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreements.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise (other than insurance), each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance or the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS.

EXHIBIT
     1    Form of Underwriting Agreement*
     4(a) Form of Junior Subordinated Indenture, dated as of             , 1996, between the Corporation and Wilmington
          Trust Company, as Debenture Trustee*
     4(b) Certificate of Trust of First Union Capital I
     4(c) Trust Agreement of First Union Capital I
     4(d) Certificate of Trust of First Union Capital II
     4(e) Trust Agreement of First Union Capital II
     4(f) Certificate of Trust of First Union Capital III
     4(g) Trust Agreement of First Union Capital III
     4(h) Form of Amended and Restated Trust Agreement of First Union Capital I*
     4(i) Form of Amended and Restated Trust Agreement of First Union Capital II*
     4(j) Form of Amended and Restated Trust Agreement of First Union Capital III*
     4(k) Form of Preferred Security Certificate for First Union Capital I (Included as Exhibit D of Exhibit 4(h))*
     4(l) Form of Preferred Security Certificate for First Union Capital II (Included as Exhibit D of Exhibit 4(i))*
     4(m) Form of Preferred Security Certificate for First Union Capital III (Included as Exhibit D of Exhibit 4(j))*
     4(n) Form of Guarantee Agreement for First Union Capital I*
     4(o) Form of Guarantee Agreement for First Union Capital II*
     4(p) Form of Guarantee Agreement of First Union Capital III*
     4(q) Form of Expense Agreement of the Corporation*
     4(r) All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries (Not filed pursuant to clause 4 (iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the
          Commission)
     5(a) Opinion of Marion A. Cowell, Jr., Esq. as to validity of the Junior Subordinated Debentures and the Guarantees
          to be issued by the Corporation*
     5(b) Opinion of special Delaware counsel as to validity of the Preferred Securities to be issued by First Union
          Capital I*
     5(c) Opinion of special Delaware counsel as to validity of the Preferred Securities to be issued by First Union
          Capital II*
     5(d) Opinion of special Delaware counsel as to validity of the Preferred Securities to be issued by First Union
          Capital III*
     5(e) Opinion of Sullivan & Cromwell as to validity of the Junior Subordinated Debentures and the Guarantees to be
          issued by the Corporation*
     8    Opinion of Sullivan & Cromwell as to certain federal income tax matters*
    12(a) Computations of Consolidated Ratios of Earnings to Fixed Charges (Incorporated by reference to Exhibit (12)(a)
          to the Corporation's 1996 Second Quarter Report on Form 10-Q.)
    12(b) Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends (Incorporated
          by reference to Exhibit (12)(b) to the Corporation's 1996 Second Quarter Report on Form 10-Q.)
    23(a) Consent of KPMG Peat Marwick LLP
    23(b) Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit 5(a))*
    23(c) Consent of special Delaware counsel (Included in Exhibits 5(b), (c) and (d))*
    23(d) Consent of Sullivan & Cromwell (Included in Exhibit 5(e))*
    23(e) Consent of Sullivan & Cromwell (Included in Exhibit 8)*
    24    Power of Attorney
    25(a) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Junior Subordinated
          Indenture*
    25(b) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated
          Trust Agreement of First Union Capital I*
    25(c) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated
          Trust Agreement of First Union Capital II*
    25(d) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated
          Trust Agreement of First Union Capital III*
    25(e) Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Preferred Securities of First Union Capital I*

EXHIBIT
    25(f) Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Preferred Securities of First Union Capital II*
    25(g) Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Preferred Securities of First Union Capital III*
    27    The Corporation's Financial Data Schedule (Incorporated by reference to Exhibit (27) to the Corporation's 1996
          Second Quarter Report on Form 10-Q.)

* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     Each of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby also undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) That, for the purposes of determining any liability under the Securities Act of 1933:

          (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registration pursuant to Rule 424(b)(1) or (4) or 487(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Union Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 7th day of November, 1996.

                                         FIRST UNION CORPORATION
                                           (Registrant)

                                         By: /s/     MARION A. COWELL, JR.

                                             MARION A. COWELL, JR., EXECUTIVE
                                             VICE PRESIDENT, SECRETARY AND
                                             GENERAL COUNSEL

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below and as of the date indicated above.

                      SIGNATURE                                          CAPACITY

                      *EDWARD E. CRUTCHFIELD            Chairman and Chief Executive Officer and
                EDWARD E. CRUTCHFIELD                     Director

                          *ROBERT T. ATWOOD             Executive Vice President and Chief
                   ROBERT T. ATWOOD                       Financial Officer

                           *JAMES H. HATCH              Senior Vice President and Corporate
                    JAMES H. HATCH                        Controller (Principal Accounting Officer)

                           *EDWARD E. BARR              Director
                    EDWARD E. BARR

                                                        Director
                  G. ALEX BERNHARDT

                         *W. WALDO BRADLEY              Director
                   W. WALDO BRADLEY

                           *ROBERT J. BROWN             Director
                   ROBERT J. BROWN

                           *ROBERT T. DAVIS             Director
                   ROBERT T. DAVIS

                         *R. STUART DICKSON             Director
                  R. STUART DICKSON

                               *B.F. DOLAN              Director
                      B.F. DOLAN

                          *RODDEY DOWD, SR.             Director
                   RODDEY DOWD, SR.

                          *JOHN R. GEORGIUS             Director
                   JOHN R. GEORGIUS

                                                        Director
                  ARTHUR M. GOLDBERG

                        *WILLIAM N. GOODWIN             Director
                  WILLIAM N. GOODWIN

                         *BRENTON S. HALSEY             Director
                  BRENTON S. HALSEY

                        *HOWARD H. HAWORTH              Director
                  HOWARD H. HAWORTH

                                                        Director
                    FRANK M. HENRY

                                                        Director
                  LEONARD G. HERRING

                    *JUAN RODRIGUEZ INCIARTE            Director
               JUAN RODRIGUEZ INCIARTE

                                                        Director
                   JACK A. LAUGHERY

                              *MAX LENNON               Director
                      MAX LENNON

                         *RADFORD D. LOVETT             Director
                  RADFORD D. LOVETT

                          *JOSEPH NEUBAUER              Director
                   JOSEPH NEUBAUER

                        *HENRY D. PERRY, JR.            Director
                 HENRY D. PERRY, JR.

                      *RANDOLPH N. REYNOLDS             Director
                 RANDOLPH N. REYNOLDS

                                                        Director
                     RUTH G. SHAW

                    *CHARLES M. SHELTON, SR.            Director
               CHARLES M. SHELTON, SR.

                           *LANTY L. SMITH              Director
                    LANTY L. SMITH

                     *ANTHONY P. TERRACCIANO            Director
                ANTHONY P. TERRACCIANO

                                                        Director
                   DEWEY L. TROGDON

                                                        Director
                    JOHN D. UIBLE

                              *B.J. WALKER              Director
                     B.J. WALKER

      * Marion A. Cowell, Jr., Attorney-in-Fact

/s/            MARION A. COWELL, JR.
                MARION A. COWELL, JR.

Date: November 7, 1996

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Union Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 7th day of November, 1996.

                                         FIRST UNION CAPITAL I

                                         By: First Union Corporation, as
                                         Depositor

                                         By: /s/     KENNETH R. STANCLIFF
                                                   KENNETH R. STANCLIFF
                                                   SENIOR VICE PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Union Capital II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 7th day of November, 1996.

                                         FIRST UNION CAPITAL II

                                         By: First Union Corporation, as
                                             Depositor

                                         By: /s/     KENNETH R. STANCLIFF
                                                   KENNETH R. STANCLIFF
                                                   SENIOR VICE PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Union Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 7th day of November, 1996.

                                         FIRST UNION CAPITAL III

                                         By: First Union Corporation, as
                                         Depositor

                                         By: /s/     KENNETH R. STANCLIFF
                                                   KENNETH R. STANCLIFF
                                                   SENIOR VICE PRESIDENT

                                 EXHIBIT INDEX

EXHIBIT                                 DESCRIPTION                                               LOCATION

     1    Form of Underwriting Agreement                                                             *

     4(a) Form of Junior Subordinated Indenture, dated as of November   , 1996,
          between the Corporation and Wilmington Trust Company, as Debenture
          Trustee                                                                                    *

     4(b) Certificate of Trust of First Union Capital I                                        Filed herewith

     4(c) Trust Agreement of First Union Capital I                                             Filed herewith

     4(d) Certificate of Trust of Union Capital II                                             Filed herewith

     4(e) Trust Agreement of First Union Capital II                                            Filed herewith

     4(f) Certificate of Trust of First Union Capital III                                      Filed herewith

     4(g) Trust Agreement of First Union Capital III                                           Filed herewith

     4(h) Form of Amended and Restated Trust Agreement of First Union Capital I                      *

     4(i) Form of Amended and Restated Trust Agreement of First Union Capital II                     *

     4(j) Form of Amended and Restated Trust Trust Agreement of First Union
          Capital III                                                                                *

     4(k) Form of Preferred Security Certificate for First Union Capital I
          (Included as Exhibit D of Exhibit 4(h))                                                    *

     4(l) Form of Preferred Security Certificate for First Union Capital II
          (Included as Exhibit D of Exhibit 4(i))                                                    *

     4(m) Form of Preferred Security Certificate for First Union Capital III
          (Included as Exhibit D of Exhibit 4(j))                                                    *

     4(n) Form of Guarantee Agreement for First Union Capital I                                      *

     4(o) Form of Guarantee Agreement for First Union Capital II                                     *

     4(p) Form of Guarantee Agreement of First Union Capital III                                     *

     4(q) Form of Expense Agreement of the Corporation                                               *

     4(r) All instruments defining the rights of holders of long-term debt of the   Not filed pursuant to clause 4(iii)
          Corporation and its subsidiaries                                          of Item 601(b) of Regulation S-K; to
                                                                                    be furnished upon request of the
                                                                                    Commission

     5(a) Opinion of Marion A. Cowell, Jr., Esq. as to validity of the Junior
          Subordinated Debentures and the Guarantees to be issued by the
          Corporation                                                                                *

     5(b) Opinion of special Delaware counsel as to validity of the Preferred
          Securities to be issued by First Union Capital I                                           *

     5(c) Opinion of special Delaware counsel as to validity of the Preferred
          Securities to be issued by First Union Capital II                                          *

     5(d) Opinion of special Delaware counsel as to validity of the Preferred
          Securities to be issued by First Union Capital III                                         *

     5(e) Opinion of Sullivan & Cromwell as to validity of the Junior Subordinated
          Debentures and the Guarantees to be issued by the Corporation                              *

     8    Opinion of Sullivan & Cromwell as to certain federal income tax matters                    *

    12(a) Computations of Consolidated Ratios of Earnings to Fixed Charges          Incorporated by reference to Exhibit
                                                                                    (12)(a) to the Corporation's 1996
                                                                                    Second Quarter Report on Form 10-Q

EXHIBIT                                 DESCRIPTION                                               LOCATION
    12(b) Computations of Consolidated Ratios of Earnings to Fixed Charges and      Incorporated by reference to Exhibit
          Preferred Stock Dividends                                                 (12)(b) to the Corporation's 1996
                                                                                    Second Quarter Report on Form 10-Q

    23(a) Consent of KPMG Peat Marwick LLP                                                     Filed herewith

    23(b) Consent of Marion A. Cowell, Jr. Esq. (Included in Exhibit 5(a))                           *

    23(c) Consent of special Delaware counsel (Included in Exhibits 5(b), (c) and
          (d))                                                                                       *

    23(d) Consent of Sullivan & Cromwell (Included in Exhibit 5(e))                                  *

    23(e) Consent of Sullivan & Cromwell (Included in Exhibit 8)                                     *

    24    Power of Attorney                                                                    Filed herewith

    25(a) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as
          trustee under the Junior Subordinated Indenture                                            *

    25(b) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as
          trustee under the Amended and Restated Trust Agreement of First Union
          Capital I                                                                                  *

    25(c) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as
          trustee under the Amended and Restated Trust Agreement of First Union
          Capital II                                                                                 *

    25(d) Form T-1 Statement of Eligibility of Wilmington Trust Company to act as
          trustee under the Amended and Restated Trust Agreement of First Union
          Capital III                                                                                *

    25(e) Form T-1 Statement of Eligibility of Wilmington Trust Company under the
          Guarantee for the benefit of the holders of Preferred Securities of
          First Union Capital I                                                                      *

    25(f) Form T-1 Statement of Eligibility of Wilmington Trust Company under the
          Guarantee for the benefit of the holders of Preferred Securities of
          First Union Capital II                                                                     *

    25(g) Form T-1 Statement of Eligibility of Wilmington Trust Company under the
          Guarantee for the benefit of the holders of Preferred Securities of
          First Union Capital III                                                                    *

    27    The Corporation's Financial Data Schedule                                 Incorporated by reference to Exhibit
                                                                                    (27) to the Corporation's 1996
                                                                                    Second Quarter Report on Form 10-Q

* To be filed by amendment.